Exhibit 99.1

Tabula Rasa HealthCare Announces Third Quarter 2016 Operating Results

MOORESTOWN, N.J., Nov. 9, 2016 (GLOBE NEWSWIRE) — Tabula Rasa HealthCare, Inc. (“TRHC”) (NASDAQ:TRHC), a leader in providing patient-specific, data-driven technology and solutions that enable healthcare organizations to optimize medication regimens to improve patient outcomes, reduce hospitalizations, lower healthcare costs and manage risk, today announced its financial results for the third quarter ended September 30, 2016.

TRHC Chairman and CEO, Calvin H. Knowlton, Ph.D., commented, “I’m pleased with our performance during our first publically reported quarter. We continue to win new business within our core market, PACE (Program of All-Inclusive Care for the Elderly, a Medicare Advantage-type plan), as well as successfully expand our Medication Risk Mitigation platform into adjacent markets with other types of health plans, further proving its scalability.”

Dr. Knowlton continued, “There is significant runway ahead of us as we continue to develop and evolve our proprietary Medication Risk Mitigation platform and address larger patient populations with our goal of improving outcomes and lowering healthcare cost.”

Financial Performance for the Three Months Ended September 30, 2016

All comparisons, unless otherwise noted, are to the three months ended September 30, 2015.

•                  Total revenue was $24.2 million, an increase of 35%. Total revenue included product revenue of $20.7 million, an increase of 35%, and service revenue of $3.4 million, an increase of 34%.

•                  Gross margin was 29%, compared to 32%. The year over year decline is primarily related to a mix shift in client and business make-up, as well as to staffing increases associated with upcoming contracts.

•                  Net loss was $142 thousand, compared to a net loss of $3.3 million. Third quarter 2016 included a $1.4 million expense related to the early extinguishment of debt.

•                  Net loss per diluted share was $0.08, compared to a net loss per share of $3.21. The net loss per share calculations were based on a diluted share count of 10.3 million for the third quarter of 2016, compared to 4.4 million shares a year ago.

•                  Non-GAAP Adjusted EBITDA was $3.3 million, compared to $2.4 million, an increase of 38% compared to a year ago. Adjusted EBITDA margin of 13.5% in the third quarter of 2016 compared favorably to 13.2% during the same period in 2015.

•                  Non-GAAP Adjusted net income per diluted share was $0.06, compared to a net loss per share of $0.01.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. Non-GAAP results exclude change in fair value of warrant liability, loss on extinguishment of debt, change in fair value of acquisition-related contingent consideration (income) expense and stock-based compensation expense. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Fourth Quarter 2016 Guidance: Revenue for TRHC’s fourth quarter 2016 is expected to be in the range of $25 million to $26 million. Net loss is expected to be in the range of $6 million to $7 million. Net loss projections include approximately $5 million of expense related to the extinguishment of debt associated with the early repayment of a credit facility in connection with TRHC’s initial public offering, as well as stock based compensation expense of approximately $3.5 million related to restricted stock grants and shares issued in connection with the initial public offering. Adjusted EBITDA is expected to be in the range of $3.5 million to $4.0 million.

Full Year 2016 Guidance: Revenue for fiscal year 2016 is expected to be in the range of $92 million to $93 million. Net loss is expected to be in the range of $6 million to $7 million. Net loss projections include approximately $6.4 million of expense related to the extinguishment of debt, as well as stock based compensation expense of approximately $3.6 million related to restricted stock grants and shares issued in connection with the initial public offering.  Adjusted EBITDA is expected to be in the range of $12.5 million to $13.0 million.

TRHC has not provided a reconciliation of projected GAAP Net Income to Adjusted EBITDA guidance because estimates of certain reconciling items cannot be provided without unreasonable effort. Our Adjusted EBITDA guidance for the year ending December 31, 2016, assumes anticipated losses of $6.4 million related to the extinguishment of debt, income of $0.6 million related to the remeasurement of our warrant liability, projected stock compensation of $4.2 million, projected depreciation and amortization charges of $5.1 million and interest expense of $4.5 million. In addition, we assume $0.4 million of income tax expense related to indefinite-lived deferred tax liabilities for goodwill amortization. We cannot provide a reliable forward-looking estimate of certain other reconciling items because they are either event-driven or difficult to quantify without unreasonable effort, in particular the revaluation of our contingent consideration.

Quarterly Conference Call

As previously announced, TRHC will hold a conference call with members of executive management to discuss its third quarter 2016 performance today, Wednesday, November 9, 2016, at 5:00 p.m. EST. Stockholders and other interested participants may listen to a live broadcast of the conference call by dialing 844-413-0947 or 216-562-0423 for international callers, and referencing participant code 98688454 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of TRHC’s web site (ir.tabularasahealthcare.com) and an audio file of the call will also be archived for 90 days at ir.tabularasahealthcare.com. After the conference call, a replay will be available until December 9, 2016 and can be accessed by dialing 855-859-2056 or 404-537-3406 for international callers, and referencing participant code 98688454.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) is a leader in providing patient-specific, data-driven technology and solutions that enable healthcare organizations to optimize medication regimens to improve patient outcomes, reduce hospitalizations, lower healthcare costs and manage risk. Medication risk management is TRHC’s lead offering, and its cloud-based software applications provide solutions for a range of payers, providers and other healthcare organizations. For more information, please visit: www.tabularasahealthcare.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with accounting principles generally accepted in the United States of America (GAAP), TRHC is also reporting Adjusted EBITDA and Adjusted Diluted EPS, each of which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net loss plus total other expenses, which includes change in fair value of warrant liability, interest expense, loss on extinguishment of debt, provision (benefit) for income tax, depreciation and amortization, change in fair value of acquisition-related contingent consideration (income) expense and stock-based compensation expense. TRHC defines Adjusted Diluted EPS as net income (loss) attributable to common stockholders before accretion of redeemable convertible preferred stock, fair value adjustments related to the remeasurement of warrant liabilities, losses on the extinguishment of debt, fair value adjustments for acquisition-related contingent consideration, stock-based compensation expense, and the tax impact of those items expressed on a per share basis using weighted average diluted shares outstanding. TRHC believes the exclusion of these items assists in providing a more complete understanding of the company’s underlying operations results and trends and allows for comparability with TRHC’s peer company index and industry and to be more consistent with TRHC’s expected capital structure on a going forward basis. Please note that other companies might define their non-GAAP financial measures differently than TRHC does.

TRHC presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. TRHC uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. TRHC also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release.  Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve profitability; fluctuations in our financial results; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; the requirements of being a public company; our ability to recognize the expected benefits from acquisitions on a timely basis or at all; our status as an “emerging growth company”; and the other risk factors set forth from time to time in our SEC filings, including those factors discussed under the caption “Risk Factors” in our prospectus, filed with the SEC on September 29, 2016, pursuant to Rule 424(b) under the Securities Act, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.tabularasahealthcare.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash	$1,793	$2,026
Restricted cash	—	200
Accounts receivable, net	7,742	6,013
Inventories	2,609	2,304
Rebates receivable	305	1,064
Prepaid expenses and other current assets	636	522
Total current assets	13,085	12,129

Property and equipment, net	5,558	1,962
Software development costs, net	3,073	2,505
Goodwill	21,726	21,606
Intangible assets, net	26,229	17,687
Other assets	4,219	2,713
Total assets	$73,890	$58,602

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Line of credit	$—	$10,000
Current portion of long-term debt	29,193	13,526
Notes payable to related parties	250	250
Notes payable related to acquisition	—	15,620
Acquisition-related consideration payable	9,402	235
Acquisition-related contingent consideration	1,634	1,886
Accounts payable	5,998	6,808
Accrued expenses and other liabilities	3,584	3,244
Total current liabilities	50,061	51,569

Line of credit	16,000	—
Long-term debt	1,119	430
Long-term acquisition-related contingent consideration	1,858	3,355
Warrant liability	4,930	5,569
Deferred income taxes	307	334
Other long-term liabilities	1,973	—
Total liabilities	76,248	61,257

Redeemable convertible preferred stock:
Series A and A-1 redeemable convertible preferred stock, $0.0001 par value, 7,224,266 shares authorized, 6,911,766 shares issued and outstanding at September 30, 2016 and December 31, 2015 (liquidation preference of $6,884 and $6,589 at September 30, 2016 and December 31, 2015 respectively)	6,859	6,553
Series B redeemable convertible preferred stock, $0.0001 par value, 3,548,614 shares authorized, 2,961,745 shares issued and outstanding at September 30, 2016 and December 31, 2015 (liquidation preference of $5,455 and $5,223 at September 30, 2016 and December 31, 2015, respectively)	19,675	22,420
Total redeemable convertible preferred stock	26,534	28,973
Stockholders’ deficit:
Common stock, $0.0001 par value; 27,836,869 shares authorized, 5,583,405 and 4,575,867 shares issued and outstanding at September 30, 2016 and December 31, 2015 respectively	—	—
Additional paid-in capital	—	—
Accumulated deficit	(28,892)	(31,628)
Total stockholders’ deficit	(28,892)	(31,628)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$73,890	$58,602

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Product revenue	$20,731	$15,389	$58,732	$42,684
Service revenue	3,443	2,563	8,017	7,594
Total revenue	24,174	17,952	66,749	50,278
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	15,951	11,461	44,103	32,811
Service cost	1,232	816	3,135	2,398
Total cost of revenue	17,183	12,277	47,238	35,209
Gross profit	6,991	5,675	19,511	15,069

Operating (income) expenses:
Research and development	1,028	693	2,878	1,879
Sales and marketing	881	703	2,511	2,071
General and administrative	2,053	2,084	5,762	5,374
Change in fair value of acquisition-related contingent consideration expense (income)	47	(330)	146	(1,348)
Depreciation and amortization	1,276	992	3,415	2,935
Total operating expenses	5,285	4,142	14,712	10,911
Income from operations	1,706	1,533	4,799	4,158

Other (income) expense:
Change in fair value of warrant liability	(626)	3,293	(639)	3,477
Interest expense	1,242	1,468	4,250	4,418
Loss on extinguishment of debt	1,396	—	1,396	—
Total other expense	2,012	4,761	5,007	7,895
Loss before income taxes	(306)	(3,228)	(208)	(3,737)
Income tax (benefit) expense	(164)	36	11	212
Net loss	$(142)	$(3,264)	$(219)	$(3,949)
Net income (loss) attributable to common stockholders:
Basic	$1,228	$(14,066)	$1,080	$(16,007)
Diluted	$(803)	$(14,066)	$(894)	$(16,007)
Net income (loss) per share attributable to common stockholders:
Basic	$0.25	$(3.21)	$0.22	$(3.78)
Diluted	$(0.08)	$(3.21)	$(0.09)	$(3.78)
Weighted average common shares outstanding:
Basic	4,918,885	4,379,796	4,817,285	4,232,350
Diluted	10,333,723	4,379,796	10,232,050	4,232,350

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(219)	$(3,949)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,415	2,935
Amortization of deferred financing costs and debt discount	1,255	1,575
Payment of imputed interest on debt	(3,893)	(105)
Deferred taxes	(27)	212
Issuance of common stock warrants	—	16
Stock-based compensation	481	471
Change in fair value of warrant liability	(639)	3,477
Change in fair value of acquisition-related contingent consideration	146	(1,348)
Loss on extinguishment of debt	1,396	—
Other noncash items	—	(13)
Changes in operating assets and liabilities, net of effect from acquisitions:
Accounts receivable, net	(1,729)	(951)
Inventories	(305)	(353)
Rebates receivable	759	308
Prepaid expenses and other current assets	(114)	(191)
Other assets	(171)	79
Acquisition-related contingent consideration	—	(610)
Accounts payable	(191)	322
Accrued expenses and other liabilities	340	912
Other long-term liabilities	1,973	(4)
Net cash provided by operating activities	2,477	2,783

Cash flows from investing activities:
Purchases of property and equipment	(2,947)	(135)
Software development costs	(1,201)	(669)
Purchases of intangible assets	(29)	—
Change in restricted cash	200	300
Purchase of businesses, net of cash acquired	(1,000)	(2,403)
Net cash used in investing activities	(4,977)	(2,907)

Cash flows from financing activities:
Payments for debt financing costs	(1,521)	(69)
Repayments of notes payable to related parties	—	(354)
Borrowings on line of credit	6,000	10,000
Repayments of line of credit	—	(6,860)
Payments of acquisition-related consideration	(180)	(1,895)
Repayment of note payable related to acquisition	(14,337)	—
Payments of initial public offering costs	(2,191)	(390)
Payments of contingent consideration	(1,895)	(267)
Proceeds from long-term debt	30,000	—
Repayments of long-term debt	(13,609)	(1,605)
Net cash provided by (used in) financing activities	2,267	(1,440)

Net decrease in cash	(233)	(1,564)
Cash, beginning of period	2,026	4,122
Cash, end of period	$1,793	$2,558

Supplemental disclosure of cash flow information
Acquisition of equipment under capital leases	$1,470	$353
Additions to property, equipment, and software development purchases included in accounts payable	$238	$15
Deferred offering costs included in accounts payable	$1,006	$1,222
Cash paid for interest	$7,901	$1,807
(Decretion) accretion of redeemable convertible preferred stock to redemption value	$(2,439)	$12,058

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(In thousands)
Reconciliation of Adjusted EBITDA to net income (loss)
Net loss	$(142)	$(3,264)	$(219)	$(3,949)
Add:
Change in fair value of warrant liability	(626)	3,293	(639)	3,477
Interest expense	1,242	1,468	4,250	4,418
Loss on extinguishment of debt	1,396	—	1,396	—
Income tax (benefit) expense	(164)	36	11	212
Depreciation and amortization	1,276	992	3,415	2,935
Change in fair value of acquisition-related contingent consideration expense (income)	47	(330)	146	(1,348)
Stock-based compensation expense	223	159	481	471
Adjusted EBITDA	$3,252	$2,354	$8,841	$6,216

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	(In thousands except per share amounts)
Reconciliation of diluted net income (loss) per share attributable to common shareholders to Adjusted Diluted EPS
Net loss	$(142)		$(3,264)		$(219)		$(3,949)
Decretion (accretion) of redeemable convertible preferred stock	2,641		(10,802)		2,439		(12,058)
Undistributed income attributable to redeemable convertible preferred stockholders	(1,271)		—		(1,140)		—
Net income (loss) attributable to common stockholders, basic, and net income (loss) per share attributable to common stockholders, basic	$1,228	$0.25	$(14,066)	$(3.21)	$1,080	$0.22	$(16,007)	$(3.78)
Decretion of redeemable convertible preferred stock	(2,641)		—		(2,439)		—
Revaluation of warrant liability, net of tax (1)	(661)		—		(675)		—
Adjustment to undistributed income attributable to redeemable convertible preferred stockholders	1,271		—		1,140		—
GAAP Net income (loss) attributable to common stockholders, diluted, and net income (loss) per share attributable to common stockholders, diluted	$(803)	$(0.08)	$(14,066)	$(3.21)	$(894)	$(0.09)	$(16,007)	$(3.78)
Adjustments:
Accretion of redeemable convertible preferred stock	—		10,802		—		12,058
Change in fair value of warrant liability			3,293		—		3,477
Loss on extinguishment of debt	1,396		—		1,396		—
Change in fair value of acquisition-related contingent consideration expense (income)	47		(330)		146		(1,348)
Stock-based compensation expense	223		159		481		471
Impact to income taxes (1)	(51)		—		(51)		—
Adjusted net income (loss) attributable to common stockholders and Adjusted Diluted EPS	$812	$0.06	$(142)	$(0.01)	$1,078	$0.09	$(1,349)	$(0.14)

(1)          Impact to income taxes is calculated by taking the tax provision as determined for GAAP purposes and subtracting a recalculated tax provision that excludes the effect of the respective items added back in determining adjusted net income (loss).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of weighted average shares of common stock outstanding, diluted, to weighted average shares of common stock oustanding, diluted for Adjusted Diluted EPS
Weighted average shares of common stock outstanding	4,918,885	4,379,796	4,817,285	4,232,350
Effect of potential dilutive securities:				—
Dilutive effect from preferred stock and preferred stock warrants assuming conversion	5,414,838	—	5,414,765	—
Weighted average shares of common stock outstanding, diluted for GAAP	10,333,723	4,379,796	10,232,050	4,232,350
Adjustments:
Weighted average dilutive effect of stock options	1,994,389	—	1,983,298	—
Weighted average dilutive effect of common shares from stock warrants	203,486	—	266,501	—
Weighted average dilutive effect of restricted stock	3,221	—	1,081	—
Dilutive effect from preferred stock and preferred stock warrants assuming conversion (1)	—	5,353,497	—	5,337,534
Weighted average shares of common stock outstanding, diluted for Adjusted Diluted EPS	12,534,819	9,733,293	12,482,930	9,569,884

(1)         In computing Adjusted Diluted EPS, net income attributable to common stockholders was adjusted to eliminate the effects of outstanding preferred stock and preferred stock warrants. As such, the weighted average share amounts of these potentially dilutive securities were included in the computation of diluted net loss per share attributable to common stockholders for the three and nine months ended September 30, 2015.

Contact:

Investors

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

tabularasa@westwicke.com

Media

Dianne Semingson

dsemingson@TRHC.com

T: 215-870-0829